6/20/97                                                           EXHIBIT 10.25



                              AGREEMENT OF LEASE

                                    BETWEEN

                            MARAVE ASSOCIATES, L.P.

                                  AS LANDLORD

                                      AND

                              CELL PATHWAYS, INC.

                                   AS TENANT

                                     LEASE
                                     -----


     LEASE made this 20TH day of JUNE, 1997, by and between MARAVE ASSOCIATES,
                     ----        ----                       ------------------
L.P. (hereinafter called "LANDLORD"), and CELL PATHWAYS, INC., a Delaware
----                                      --------------------
Corporation (hereinafter called "TENANT").

WITNESSETH, THAT:

     1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant accepts from Landlord, the space (hereinafter referred to as the "DEMISED PREMISES") and more particularly described by the area on the floor plans annexed hereto as EXHIBIT "A" consisting of approximately 40,000 rentable square feet on the GROUND floor
                                                                   ------
of the building (hereinafter referred to as the "BUILDING") known as the TWO
                                                                         ---
ELECTRONIC DRIVE located in HORSHAM, PA to be used by Tenant for the purpose of
----------------            -----------
GENERAL OFFICES AND BIOLOGY AND CHEMISTRY LABS FOR RESEARCH AND DEVELOPMENT and
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for no other purpose.

     2.   TERM.  Tenant shall use and occupy the Demised Premises for a term of TEN (10) YEARS AND ZERO (0) MONTHS commencing on the 15TH day of JULY, 1997,
   ----------------------------------                   ----        -----------
and ending on the 15TH day of JULY, 2007, unless sooner terminated as herein
                  ----        -----------
provided as further described in Schedule "A". Tenant shall occupy only a portion of the Demised Premises (the "July Space" as shown on Exhibit C) from July 15th until the date Landlord delivers possession of the entire Demised Premises, estimated to be September 15th, 1997.

     3.   MINIMUM RENT.

          A. See Rent Schedule on the Rider attached hereto as SCHEDULE "A". The first monthly installment of Minimum Rent payable under this Lease shall be due and payable on the execution of this Lease and subsequent installments shall be payable on the first day of each month of the term hereof as set forth on the Rent Schedule.

          B. All rent and other sums due to Landlord hereunder (hereinafter called "RENT") shall be made payable to MARAVE ASSOCIATES, L.P. at 215 SOUTH
                                        -----------------------    ---------
BROAD STREET, SUITE 600, PHILADELPHIA, PA  19107 or to such other party or at
------------------------------------------------
such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

          C. If Landlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.

                                   Page - 1

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     4. PAYMENT OF TAXES, OPERATING COSTS, COST OF ELECTRICITY.

          A. DEFINITIONS. As used in this Section 4, the following terms shall be defined as hereinafter set forth:

          (1) "TAXES" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein.

          (2)    "TENANT'S FRACTION" shall be 40,000/40,000 as of September 15,
                                              -------------
1997 or the date Landlord delivers possession of the entire Demised Premises.

          (3)    OPERATING EXPENSES

                 (A) Operating Expenses shall mean, except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employees) for rendering service in the normal operation, cleaning, maintenance, and repair of the Building; (2) contract costs of contractors hired for the operation, maintenance and repair of the Building;
(3) the cost of steam, electricity, water and sewer and other utilities (except for electricity and any other utility, which is separately charged by Landlord to the Demised Premises as herein provided) chargeable to the operation and maintenance of the Building; (4) cost of insurance for the Building, including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses pertaining to the Building; and (7) Taxes; (8) management fees; (9) the cost of oil for heat in tenants space.

The term "OPERATING EXPENSES" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement items which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; and (5) commissions.

          (4)    "DEMISED RENTABLE SQUARE FEET" shall mean 40,000 square feet.
                                                           ------

          (5)    "RENTABLE SQUARE FEET IN THE BUILDING" shall mean 40,000 square
                                                                   ------
feet.

                                   Page - 2

          B.   PAYMENT OF OPERATING EXPENSES AND TAXES.


          (1) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of Operating Expenses and Taxes for such year (appropriately pro-rated for any partial calendar year included within the beginning or end of the term).

          (2) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof:

                  (a) A statement (the "EXPENSE STATEMENT") setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

                  (b) A statement of Landlord's good faith estimate of Operating Expenses for the current calendar year, and the amount of Tenant's Fraction thereof (the "ESTIMATED SHARE"), for the current calendar year.

          (3) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses:

                  (a) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

                  (b) The amount, if any, by which the aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

          (4) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

                                   Page - 3

     5. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. If no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building which pro-rata share shall be based on the percentage which the Demised Rentable Square Feet bears to the square footage of the areas of the Building serviced by such utility. Utility bills shall be paid by Tenant within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease.

     6. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the sum of TWENTY THREE THOUSAND THREE HUNDRED
                                       -----------------------------------
THIRTY TWO DOLLARS AND ZERO CENTS ($23,332.00) in the form of an irrevocable
----------------------------------------------
Letter of Credit which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). Tenant shall, upon demand, restore any portion of said security deposit, which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied said sum on account of a default, the security deposit shall be returned (without interest) to Tenant promptly after termination of this Lease.

     7. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents that it shall:

          (A) Comply at all times with any and all Federal, state, and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

          (B) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the term, to prospective tenants;

          (C) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

                                   Page - 4

          (D) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

          (E) Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building lobby; and proportionally on any exterior building signage

          (F) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

          (G) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature) which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, consent will not be required for construction of 15,000 square feet or less of laboratory space provided such construction.

                (1) does not alter or affect in anyway the structural integrity of the building, and

                (2) complies with all federal, state and local laws and regulations pertaining to the construction of laboratory space.

          (H) Not install or authorize the installation of any coin operated vending machines, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises;

          (I) Observe the rules and regulations annexed hereto as EXHIBIT "B", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building; and provided that Tenant's use shall supercede such rules and regulations.

          (J) Keep the Demised Premises heated at a level of forty-five degrees (45 degrees) to keep the sprinkler system and plumbing from freezing.

                                   Page - 5

     8. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto which consent shall not be unreasonably withheld. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease.

     9. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decoration of the Demised premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of the July Space or the Demised Premises, as applicable, is given or until Landlord shall give written notice to Tenant that the July Space or the Demised Premises, as applicable, are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the July Space on July 15th, 1997, Tenant will receive a rent credit of $500.00 for every day beyond July 15th, 1997 (e.g. possession July 20th - $2,500.00 rent credit). In addition if Landlord is unable to deliver possession of the balance of the Demised Premises by September 15th, 1997, Tenant shall receive a rent credit of $1,600.00 for every day beyond September 15th, 1997. (e.g. possession September 20th, 1997 - $8,000.00 rent credit). Any rent credit not used against rent shall be paid in cash.

     10. FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays, which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate.

In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

                                   Page - 6

     11. LIABILITY. Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the willful misconduct or gross negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers, employees, or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful misconduct or gross negligence to the extent Tenant is compensated therefor by Tenant's insurance. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises, unless due to Landlord's willful misconduct or gross negligence.

     12. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all rights of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     13. INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within ninety (90) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord, in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 14 herein.

                                   Page - 7

     14.  DEFAULT.

          A. If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder within fifteen (15) days from the date of written notice from Landlord (which will only be required twice in any given year), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days from the date of written notice to Tenant (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within thirty (30) days after written notice thereof by Landlord) or if any of the events specified in Section 13 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

               (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

               (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

          B. For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

               (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

               (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                                   Page - 8

               (ii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable to precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

          (C) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without future notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of the this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

          (D) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

               (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

               (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

                                   Page - 9

          (E) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

          (F) Landlord shall use commercially reasonable efforts, but in no event be responsible or liable for any failure, to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

          (G) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (G) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect.

          (H) In the event of any default occurrence by which Landlord shall have the rights and remedies specified in this Section 14:

               (i)  INTENTIONALLY DELETED

               (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue; and

          (I) Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five
(5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

          (J) If rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) business days after notice from Landlord, it shall thereafter bear interest at the rate of 4 points over prime rate per annum (or, if lower, the highest legal rate) until paid.

                                   Page - 10

     15. SUBORDINATION. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be necessary. Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, provided Tenant is not in Default, both the party holding the instrument to which this Lease is subordinate and Tenant, at the option of either, shall have the right to recognize and preserve this Lease in the event of any foreclosure sale, possessory action or other transaction, and in such case this Lease shall continue in full force and effect and Tenant shall attorn the proper party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment in accordance with a mutually acceptable SNDA Agreement.

     16. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered or certified mail addressed to Tenant at the Building, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.

     17. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the term of this Lease.

     18.  MISCELLANEOUS.

          A. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Tom Tadley of Franklin Realty Development Corporation located at 765 Skippack Pike, Suite 200 in Blue Bell, PA 19422, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt. Landlord agrees to compensate Franklin Realty.

                                   Page - 11

          B. The word "TENANT" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

          C. The term "LANDLORD" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. Notwithstanding the foregoing, no mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (vi) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and, if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Building.

          D. Tenant and Landlord agree to execute a memorandum of this Lease, which may be recorded by Landlord or Tenant. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

     19.  LANDLORD IMPROVEMENT.   Landlord will deliver possession of the
Demised Premises to Tenant in broom swept condition, and Landlord shall not make any improvements to the Demised Premises, subject to Exhibit C.

                                   Page - 12

     20. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

     21. RENT TAX. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

     22. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations nor promises except as contained herein or in some further writing signed by the party making such representation or promise. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligations hereunder.

     23. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     24. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

     25. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

                                   Page - 13

     26. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to persons in amounts at least equal to Five Hundred Thousand ($500,000) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

     27. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

     28.  ENVIRONMENTAL COMPLIANCE.

          A. Tenant hereby covenants and agrees to use and occupy the Demised Premises and to conduct its business and operations thereupon in full compliance with all applicable statutes, codes, rules, regulations, and ordinances as they may change from time to time pertaining to the protection of the environment and to hazardous substances and hazardous wastes as those terms may be defined from time to time in such statutes, codes, rules, regulations, and ordinances ("ENVIRONMENTAL LAWS").

          B. Tenant shall promptly provide Landlord with copies of all correspondence from or to the U.S. Environmental Protection Agency, the Pennsylvania Department of Environmental Resources or any other federal, state or local governmental agency which pertains to the Demised Premises regarding but not limited to the following: (1) Tenant's compliance with the Environmental Laws; (2) any permits which Tenant may be required to obtain pursuant to the Environmental Laws; (3) any release or threat of release of a hazardous substance or hazardous waste which has occurred in the Demised Premises.

          C. Tenant shall immediately notify Landlord of its receipt of any notices of alleged violations of the Environmental Law from any other party including but not limited to governmental agencies including requests for information.

          D. Tenant shall promptly provide Landlord with copies of any documents required to be kept or prepared by Tenant or maintained at the Demised Premises pursuant to the Pennsylvania Worker Right to Know Act, 35 P.S. 7301 et seq., and the regulations promulgated thereunder.

          E. Tenant shall promptly supply to Landlord true and complete copies of all sampling and test results obtained from any samples and tests taken at or around the Demised Premises.

                                   Page - 14

          F. In the event of any "RELEASE" of a "HAZARDOUS SUBSTANCE" or "HAZARDOUS WASTE" as those terms are defined in any of the Environmental Laws, which release requires notification of any governmental agency, Tenant shall immediately notify Landlord of the release and provide a full, true and complete description of the release, the substances involved and the remedial efforts taken.

          G. At any time during the term hereof, Landlord shall have a right to enter upon the Demised Premises to inspect the Demised Premises and to evaluate Tenant's compliance with the Environmental Laws. Such right of access shall include a right to review Tenant's records pertaining to compliance with the Environmental Laws. Tenant hereby agrees to cooperate with Landlord in any such inspection and evaluation.

          H. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, judgments, suits, liens, actions, and other proceedings, arising out of or relating to the removal, remediation, corrective action or clean up of any hazardous waste or hazardous substance as defined in the Environmental Laws or any other proceedings or actions threatened, or brought for the enforcement of any Environmental Laws now or hereafter applicable to the Demised Premises and resulting from or arising out of Tenant's use, operation, and occupation thereof during the term of this Lease. Such indemnification shall include but not be limited to costs of investigation, engineering fees, attorney's fees, costs of remediation and clean up and future site maintenance.

          I. Prior to the commencement date of this Lease, Tenant shall supply to Landlord an affidavit of an officer or principal of Tenant setting forth Tenant's SIC number (when applicable) and a detailed description of Tenant's operation and the processes Tenant will undertake at the Demised Premises, including a description and quantification of any hazardous substances and hazardous waster generated, manufactured, refined, transported, treated, stored, handled or disposed of at or from the Demised Premises. Following the commencement of the lease term, Tenant shall update this affidavit in the event of any changes in Tenant's operations, SIC number or use of hazardous substances and waste. Tenant shall also supplement and update such affidavit upon each anniversary of the commencement of the lease term.

          J. All of the terms and conditions of this Section shall survive the termination of this Lease Agreement for so long as any liability may arise under the Environmental Laws with respect to the Demised Premises.

     29.  QUIET ENJOYMENT.    Tenant, upon paying the Fixed Rent, additional
rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, and Landlord will maintain the structure of the building in a tenantable condition.

                                   Page - 15

     30. OPTION TO PURCHASE. Tenant is hereby granted the Option to Purchase the Demised Premises for the price, and upon the terms and conditions, set forth in the Agreement of Sale attached hereto in Exhibit "D", (the "Agreement of Sale"). In order to exercise this option, Tenant shall, on or before March 31, 1998, execute and contemporaneously date at least two counterparts of the Agreement of Sale and hand deliver or forward them by certified mail to the Landlord, together with a certified check in the amount of $100,000.00 representing the deposit money provided for therein. Upon receipt by Landlord of the counterparts of the Agreement of Sale, together with the deposit money check, it shall be the obligation of Landlord to sign a copy of the Agreement of Sale and return it to Tenant within ten (10) days. Settlement shall take place within the specified time set forth in the Agreement. In the event Tenant does not exercise its Option to Purchase in accordance with the above terms, this Option to Purchase shall become null and void on April 1, 1998, and all rights and remedies and obligations of both Landlord and Tenant with respect to this option shall cease as of that date. With reference to Tenant's Option to Purchase provided herein, Landlord represents to Tenant the following:

          (a) Landlord is the present Owner in fee of the Demised Premises, and presently has full power to convey good and marketable title, and such as will be insured at standard rates by any reputable title insurance company doing business in Montgomery County, Pennsylvania, except as to encumbrances listed in subparagraph (b) below;

          (b) To the best of our knowledge there are no encumbrances on title to the Demised Premises except as shown on attached Exhibit E and the Right of Way, dated February 13, 1997 granted to PECO Energy Company by Marave Associates, L.P. recorded in Deed Book 5181 page 1406 recorded on April 3, 1997.

          (c) Between the date hereof and the earlier of the expiration of Tenant's Option to Purchase hereunder or the settlement date provided in the Agreement of Sale, Landlord shall not sell, alienate or encumber the Demised Premises except with the written consent of Tenant, and Landlord will pay when due, and otherwise remain in compliance, with all obligations of the Landlord under encumbrances set forth in subparagraph (b) above provided, however, that Landlord may mortgage the Demised Premises under the following conditions;

               (i) The amount and terms of that mortgage are such that Landlord will be able to satisfy and discharge the mortgage upon Tenant's purchase of the property under its Option to Purchase the Demised Premises;

               (ii) Landlord will use commercially reasonable efforts to make any new mortgage assumable by Tenant upon Tenant's exercise of the Option to Purchase; and

               (iii) Landlord will maintain sufficient financial condition to enable it to, and will in fact, satisfy and discharge such mortgage upon Tenant's Purchase of the Demised Premises.

          (d) All representations of paragraph 7 of the Agreement of Sale are true as of the date hereof.

                                   Page - 16

     31. CONTRACTION OPTION. Upon one month written notice to Landlord, Tenant may return to the Landlord 5,000 square feet (that can be separately demised and leased by Landlord, the "Portion") of the Demised Premises, effective no later than July 1, 1998. Upon effective date of the return of the Portion to the Landlord, the Minimum Rent, Operating Expenses, Taxes and any other amounts payable hereunder shall be proportionately reduced, and the respective definitions and provisions of this Lease shall be deemed amended to reflect that the Demised Premises have been reduced by the Portion.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                            LANDLORD:
                                            --------

                                            MARAVE ASSOCIATES, L.P.


                                            BY: /s/ Authorized Signer
                                               ---------------------------

                                            DATE:  6 / 20 / 97
                                                 ---- ---- ----

                                            TENANT:
                                            ------

                                            CELL PATHWAYS, INC.


                                            BY: /s/ Richard H. Troy
                                               -------------------------

                                            DATE:  6 / 20 / 97
                                                 ---- ---- ----

                                   Page - 17

                                  SCHEDULE "A"

                           RENT RIDER FOR JULY SPACE
                           ---------- --------------

       ----------------------------------------------------------------
                       PERIOD                               RENT
                       ------                               ----
       ----------------------------------------------------------------
           July 15, 1997 - July 31, 1997                 $1,300.00
       ----------------------------------------------------------------
          August 1, 1997 - August 31, 1997               $2,600.00
       ----------------------------------------------------------------
       September 1, 1997 - September 14, 1997            $1,300.00
       ----------------------------------------------------------------

                        RENT RIDER FOR DEMISED PREMISES
                        -------------------------------

 ----------------------------------------------------------------------------
                    PERIOD                                  RENT
                    ------                                  ----
 ----------------------------------------------------------------------------
    September 15, 1997 - September 30, 1997             $11,666.00 per month
 ----------------------------------------------------------------------------
       October 1, 1997 - March 31, 1998                 $23,332.00 per month
 ----------------------------------------------------------------------------
         April 1, 1998 - June 30, 1998                  $38,333.00 per month
 ----------------------------------------------------------------------------
          July 1, 1998 - June 30, 2002                  $36,666.67 per month
 ----------------------------------------------------------------------------
          July 1, 2002 - July 15, 2007                  $39,166.67 per month
 ----------------------------------------------------------------------------

The Monthly Rent for the July Space and the Demised Premises shall be prorated based on the actual date of delivery of premises to Tenant.

                                   Page - 18

                                  EXHIBIT "A"

                                 [Floor Plan]

                                   Page - 19

                                  EXHIBIT "B"

                         BUILDING RULES AND REGULATIONS

     1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, it's agents or employees.

     2. Each tenant will refer all contractors, contractor's representatives and installation techniques rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

     4. No tenant shall do or permit anything to be done in it's leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

     5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased premises for purposes permitted in Tenant's lease.

                                   Page - 20

     6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

     7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or it's agents, employees or invitees, shall be borne by the Tenant.

     8. No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

     9.   No bicycles or similar vehicles will be allowed in the Building.

     10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

     11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

     12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or it's agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring cutting for wires will be permitted.

     13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

     14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

                                   Page - 21

                                   RENT RIDER


    PERIOD                 MONTHLY             ANNUALLY
    ------                 -------             --------
 Months 1 - 3            $ 2,600.00          $ 31,200.00
 Months 4 - 9            $23,332.00          $279,984.00
Months 10 - 12           $38,333.00          $459,996.00
Months 13 - 60           $36,666.67          $440,000.00
Months 61 - 120          $39,166.67          $470,000.00


Monthly Rent for the July Space payable prorata until delivery of Demised Premises.

                                   Page - 22

                                  EXHIBIT D

                               AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (the "Agreement") is made this _____ day of ______________, 199___, between Marave Associates L.P., a Pennsylvania Limited Partnership, hereinafter called Seller, and Cell Pathways, Inc., a Delaware corporation, or its nominee, hereinafter called Buyer.

                                   BACKGROUND

     A. Seller is the owner of a certain tract or parcel of land with improvements thereon located in Horsham Township, Montgomery County, Pennsylvania and situate as shown on a Plan of Horsham Industrial Properties, Inc. made by Robert T. Bennett, dated June 17, 1982 and revised and recorded in the office for the Recording of Deeds in and for Montgomery County, Pennsylvania in Plan Book A-44 page 259 (hereinafter the "Property." )

     B. Buyer intends and hereby agrees to purchase the Property from Seller under the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises herein contained, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Seller hereby agrees to sell, assign, transfer and convey the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller upon the terms and conditions herein set forth.

     2. The Purchase price to be paid by Buyer to Seller shall be Three Million, Four Hundred Thousand ($3,400,000.00) Dollars (the "Purchase Price") to be paid as follows:

         a. Cash or certified check at the signing of this Agreement:$100,000.00 ; and
         b. Wired funds at Settlement:$3,300,000.00;

     3. Settlement shall be held at a site to be determined, on or before ninety (90) days from the date hereof.

     4. Within sixty (60) days from the date of this Agreement, Buyer or its nominee shall obtain and provide Seller with a mortgage commitment for the purchase of the Property under the following terms and conditions:

         a.  Amount: 80% of the Purchase Price;
         b.  Amortization: 25 years or longer;
         c.  Payment due: 10 years or thereafter;
         d.  Interest rate: 9% or lower.

In the event the mortgage commitment is not obtained within the time set forth above, notwithstanding reasonable efforts by Buyer and with the assistance of Seller, Buyer shall not be required to purchase the Property. All deposit monies paid on account shall be returned to Buyer.

     5. The premises are to be conveyed free and clear of all liens, encumbrances, and easements, excepting the following: existing building restrictions, ordinances, easements of roads, privileges or rights of public service companies, if any, or easements or restrictions visible upon the ground. Otherwise the title to the Property shall be good and marketable and such as will be insured by any reputable Title Insurance Company at the regular rates.

     6. In the event that Seller is unable to give a good and marketable title or such as will be insured by any reputable Title Company, subject as aforesaid, Buyer shall have the option of taking such title as the Seller can give without abatement of price or of being repaid all monies paid by Buyer and held in escrow on account of the purchase price and in the latter event there shall be no further liability or obligation on either of the parties hereto and this Agreement shall become null and void.

     7. Seller hereby makes the following representations to Buyer:

        a. Seller has obtained all consents, approvals, and authorizations from all persons, entities, and governmental authorities required to enter into this Agreement and to consummate the transaction contemplated hereby;

        b. Seller has received no notices from any governmental or quasi governmental agency that the Property is currently in violation of any law, ordinance, rule or regulation;

        c. There are currently no unpaid special assessments against the Property, and Seller has no knowledge of any anticipated or pending special assessments for improvements or capital expenditures, matured or unmatured;

        d. The zoning classification of the Property is I2, Light Manufacturing, and the present use of the Property is in compliance with all applicable zoning and planning laws and ordinances;

        e. There are no rollback taxes, interest, penalties and fees arising out of this conveyance under Acts 319, 515 or other covenant; and

        f. To Seller's knowledge, the Property has not been used for the disposal of refuse or waste, or for the generation, processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic waste, substance, petroleum product or material ("Hazardous Substance"). No (i) asbestos containing materials or (ii) machinery, equipment or fixtures containing polychlorinated biphenyls ("PCBs"), or (iii) storage tanks for gasoline or any other substance or (iv) urea formaldehyde foam insulation, have been installed, used, stored, handled or located on or beneath the Property. To Seller's knowledge, no Hazardous Substance has been installed, used stored, handled or located on or beneath the Property, which Hazardous Substance, if found on or beneath the Property, or improperly disposed of off of the Property, would subject the owner or occupant of the Property to damages, penalties, liabilities or an obligation to perform any work, cleanup, removal, repair, construction, alteration, demolition, renovation or installation in or in connection with the Property ("Environmental Cleanup Work"), in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of the Property ("Environmental Law") applicable to owner's, operators or developers of real property. No notice from any governmental body has ever been served upon Seller, or, to the best of Seller's knowledge after due inquiry, any occupant or prior owner of the Property, or any portion thereof, claiming any violation of any Environmental Law, or requiring or calling attention to the need for any Environmental Cleanup Work on or in connection with the Property in order to comply with any Environmental Law.

     8. Buyer represents that its execution and performance of this Agreement and the consummation of the transaction contemplated hereby has been duly authorized by its directors and no other action is required by law, its Articles of Incorporation, its Bylaws, or otherwise, for such authorization.

     9. Real estate taxes, and water, sewer or other utility charges shall be apportioned on a per diem basis at and as of the date of settlement. All real estate transfer taxes will be divided equally between Buyer and Seller at settlement.

     10. Conveyance from Seller shall be by fee simple deed of special warranty.

     11. Formal tender of an executed deed and purchase money is hereby waived.

     12. Until the date of settlement, Seller shall maintain public liability insurance and fire and extended coverage insurance on the property.

     13. If prior to the date of settlement (a) all or a material part of the building on the premises is destroyed by fire or the

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

elements or by any cause beyond either party's control, or (b) all or a material part of the Property is taken by eminent domain, either party may by written notice to the other elect to cancel this Agreement prior to the date of settlement. In the event that either party shall so elect, both parties shall be relieved and released of and from any further liability hereunder, and Seller shall forthwith return to Buyer all deposit monies paid on account. Unless this Agreement is so canceled, it shall remain in full force and effect, and Seller shall pay to Buyer at settlement (and at any relevant time thereafter) any sums of money collected (prior to Settlement or at a later date) by Seller under policies of insurance or renewals thereof, after deducting any amounts Seller shall have agreed to pay for repairs or restoration of the damage. In addition, Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to said policies and further sums payable thereunder, and if any part of the Property shall have been taken by eminent domain, Seller shall assign , transfer and set over to Buyer all of Seller's right, title and interest in and to any awards that may be made for such taking. If prior to the date of settlement (a) an immaterial part of the main building on the premises is destroyed by fire or the elements or by any cause beyond either party's control, or (b) an immaterial part of the Property is taken by eminent domain, neither party shall have the right to cancel this Agreement, and Buyer shall be entitled to an equitable abatement of the Purchase Price to the extent of the

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

destruction or taking.

     14. It is understood that Buyer has inspected the Property and that Buyer has agreed to purchase it as a result of such inspection and not because of or in reliance upon any representation made by Seller or by any agent of Seller, other than as noted herein, and that Buyer has agreed to purchase it in its present condition unless otherwise specified herein.

     15. Any notices or ordinances filed prior to the date of Settlement by any governing authority for which a lien could be filed are to be complied with at the expense of Seller. Any such notices or ordinances filed subsequent to the date of settlement are to be complied with at the expense of Buyer.

     16. This Agreement and the Lease Agreement to which it is an Exhibit, contain the whole Agreement between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale.

     17. Any changes or additions to this Agreement must be made in writing and executed by the parties hereto.

     18. This Agreement shall be binding upon the respecting heirs, executors, administrators, successors and, to the extent assignable, on the assigns of the parties hereto.

     19. This Agreement is to be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     20. All notices or other communications required or permitted to be given under the terms of this Agreement shall be in writing, sent by Certified Mail, postage prepaid, return receipt requested, addressed as follows:

          If to Buyer:                   If to Seller:

          Cell Pathways, Inc.            Marave Associates, L.P.
          Two Electronic Drive           555 North Lane
          Horsham, PA                    Suite 6101
          attn: Robert J. Towarnicki     Conshohocken, PA 19428
                                         attn: Michael Fink

          With a Copy to:                With a Copy to:
          Samuel J. Trueblood, Esquire             N/A
          Trueblood & Amacher
          One Montgomery Plaza
          Suite 902
          Norristown, PA 19401

or to such other address as the parties hereto provide in writing.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the day and year first above written.

                                    SELLER

                                    Marave Associates, L.P.


                                    By:__________________________
                                       General Partner


                                    Attest:______________________


                                    BUYER

                                    Cell Pathways, Inc.


                                    By:__________________________
                                        Robert J. Towarnicki,
                                       Chief Executive Officer


                                    Attest:______________________

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